The watchwords for LaBarge, Incorporated in fiscal 2003 were adaptability and flexibility. The company’s strategy and organizational strength were put to the test during the year by powerful external forces, and we met the challenge.
Harnessing Change 2003 ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 19, 2003

Despite a protracted economic slowdown, in fiscal 2003, LaBarge increased bookings of new business, improved gross margin, paid down debt and made significant strides in implementing new productivity initiatives. And, although full-year sales and earnings were down from prior-year levels, our financial performance improved as the year progressed.
Fiscal 2003 Accomplishments Increased bookings of new business Improved gross margin Reduced debt Advanced new productivity initiatives

We entered fiscal 2004 positioned for growth - having in our corner a strong competitive position, a record backlog, improved earnings prospects and an excellent balance sheet. These form a strong foundation for our business going forward.

Let’s take just a minute to quickly review our most recent financial results.
Positioned for Growth Strong competitive position Record backlog Improved earnings prospects Excellent balance sheet

LaBarge generated approximately $103 million in net sales during fiscal 2003 with the largest portion of that revenue coming in the second half.

The year got off to a relatively weak start as sales and earnings were restrained by customer delays on certain projects and a soft economy. But as the year developed, we were able to take advantage of our robust backlog and generate sequential quarterly improvements in sales and profitability. This strength continued into the current fiscal year’s first quarter resulting in net sales of $29.7 million.
2000 2001 2002 2003 79.6 119.2 120.1 102.9 $29.7 million in the fiscal 2004 first quarter NET SALES (dollars in millions)

Net earnings followed suit, coming in at 15 cents for the full fiscal year. Fiscal 2003 net earnings were reduced by losses related to the discontinued ScadaNET Network business, which has been sold and is now accounted for as discontinued operations.

Like revenues, earnings per share gradually improved during fiscal 2003. And, in the fiscal 2004 first quarter, LaBarge reported total earnings per share of 8 cents.
DILUTED NET EARNINGS PER SHARE 2000 2001 2002 2003 0.11 0.26 0.26 0.15 $.08 per diluted share in the fiscal 2004 first quarter

We entered fiscal 2004 with backlog of unshipped orders at the record level of $123.6 million - the result of a strong bookings year in fiscal 2003. At the end of the current year’s first fiscal quarter, backlog was approximately $110 million, still at a very healthy level.
2000 2001 2002 2003 63.4 87.9 100.7 123.6 BACKLOG (dollars in millions) $109.7 million at end of fiscal 2004 first quarter

To understand where LaBarge’s future growth will come from, it’s important to know where the company fits in its industry and why we stand out there. The electronics manufacturing services industry is very large - it’s estimated to generate annual worldwide revenues of $100 billion.

The EMS industry is also very diverse. It is made up of companies ranging from small job shops to highly automated factories, making simple assemblies to high-tech electronics. They do it in low and high volumes, for industrial and consumer end uses.
Electronics Manufacturing Services Industry $100 billion worldwide market Diverse and fragmented Job shops to highly automated factories Simple assembly to high-tech electronics Low volume to high volume Industrial and consumer end uses

LaBarge’s niche in the EMS industry is making highly complex, highly reliable electronic equipment in low to medium volumes. We do this for large, technology driven companies that are seeking to outsource turnkey production of the electronic assemblies they need. And, they are turning to outsourcing as a way to boost internal efficiencies by focusing on their own core competencies. In other words, these large companies can buy it more cost effectively than they can make it themselves.
LaBarge's Place in the EMS Industry Low to medium volume High complexity, high reliability Large technology-driven companies seeking to: Outsource Boost internal efficiencies 4

Our strategy for growing this business is pretty simple: to expand our role as an outsourcing partner to the large original equipment manufacturers through our existing operations and through strategic acquisitions.
Focused on Growth Strategy: Outsourcing partner to large OEMs Existing operations Acquisitions

With regard to our existing operations, we have a very focused sales and marketing effort underway to win additional business from our existing customers.
Growth from Existing Operations Target select customers in diverse markets More business from existing customers

As you can see, we have a blue-chip customer base and we are working hand-in-hand with many of these companies to identify new opportunities for LaBarge in their outsourcing initiatives.
Leveraging Strong Relationships Aircraft engines, medical and transportation systems Defense Airport security and aerospace Postal systems and defense Postal systems and defense Defense and commercial aerospace aerospace aerospace Defense and commercial aerospace Defense and commercial aerospace Oil field services and tooling Defense Defense Defense Defense

We are also working hard to cultivate relationships and build business with new customers in a variety of industries.
Growth from Existing Operations Target select customers in diverse markets More business from existing customers New customers

With regard to acquisitions, as we indicated in our 2003 annual report, we view strategic acquisitions as an important part of our plan to accelerate LaBarge’s long-term growth. We are regularly reviewing potential candidates in an effort to identify companies that are compatible with our business model. The right candidates will bring new customers or expanded capabilities to LaBarge. And, we are committed to any acquisition being accretive to LaBarge’s earnings.
Acquisition Strategy Actively pursuing companies that: Are compatible with our core electronics manufacturing business Bring: New customers Expanded capabilities Are accretive to our earnings per share

Our growth strategy is supported by several key elements that keep the company moving toward its financial and operational goals. These essential elements are enabling us to take advantage of industry changes, shape them to our benefit, and seize the opportunities they offer us. They are:

•   A diversified market approach,

•   Flexible, broad-based capabilities,

•   Productivity improvement initiatives, and

•   Financial strength.
Key Elements of Our Growth Strategy Diversified market approach Flexible, broad-based capabilities Productivity improvement initiatives Financial strength

First, let’s discuss our diversified market approach to our business. Our market diversity mitigates the impact of a downturn in any single industry.
Diversified Market Approach Our market diversity mitigates the impact of a downturn in any single industry.

The value of LaBarge’s diversified market approach is most evident during difficult economic times. Our revenues come from customers in a variety of markets, including defense, government systems, oil and gas, and commercial aerospace. This broad portfolio of end markets is providing balance and protection for LaBarge, helping to insulate the company from downturns in any one industry.

As you can see from the pie chart, sales to defense customers, represented by the dark blue area of the pie, were the largest contributor to fiscal 2003 revenues at 49 percent.
Defense Government Systems Oil and Gas Aerospace Medical Semiconductor Other 0.49 0.17 0.16 0.12 0.03 0.02 0.01 Defense Government Systems Oil and Gas Aerospace Medical Semiconductor Other 0.49 0.17 0.16 0.12 0.03 0.02 0.01 DIVERSE MARKETS (revenues by market) Fiscal 2003 Revenues = $102.9 million

LaBarge has many factors going for it in the defense arena. For example, LaBarge has participated in the defense industry for more than 35 years and, as a result, we have established relationships with all the major prime contractors. In addition, for the first time in many years, defense spending is up and we expect that many of those dollars will be used to upgrade and purchase new weapon systems, radar programs, aircraft, vehicles, and the like — all with a high technology content.

And, as I mentioned just a few minutes ago, the strength in the defense sector is helping offset the economic weakness in our non-military markets.
Momentum in the Defense Market Long-term industry participant Established relationships with prime contractors Growing U.S. defense budget Provides balance to other market segments suffering from soft economy

LaBarge is fortunate to be working on a variety of key military programs, including:

Northrop Grumman’s MESA radar. MESA is a new, advanced airborne surveillance system that enables the military to track air and sea targets while simultaneously and continuously scanning the surrounding area for additional data. LaBarge is producing the subsystems that control the radar’s ability to rapidly change the direction and scope of its surveillance.

We are also currently working with Raytheon to provide fiber optic backplane assemblies for the new F/A-22 Raptor stealth fighter plane. These backplane assemblies process electronic signals for the entire aircraft.

These are just two examples of the defense programs on which LaBarge is currently playing an important role.
MESA Radar Northrop Grumman AN/FPS-117 Long-Range Radar Lockheed Martin F/A-22 Raptor Raytheon F-16 Fighting Falcon Northrop Grumman Northrop Grumman Northrop Grumman T700 Turboshaft Engine GE Aircraft Engines RECENT DEFENSE AWARDS Virginia-Class Attack Submarine Lockheed Martin & DRS

Another key element of our growth strategy is our flexible, broad-based capabilities. These capabilities allow us to respond to the changing needs of our customers.

Many of our customers are reducing their lists of approved suppliers and raising the bar for those providers that make the cut. LaBarge’s combination of broad-based manufacturing capabilities and value-added services provide us with distinct competitive advantages when compared with smaller and less capable providers.
Flexible, Broad-based Capabilities Our broad-based capabilities allow us to respond to the changing needs of our customers.

Our broad-based, specialized capabilities allow us to connect with our customers as a full-service provider. Our manufacturing capabilities include interconnect systems, circuit card assemblies, higher level assemblies and complete systems integration.
Competitive Advantage - Full-Service Provider Broad-based specialized capabilities Higher-level assemblies Systems integration Interconnect systems Printed circuit card assemblies card assemblies card assemblies

We supplement these capabilities with an extensive package of value-added services that allow us to join with the customer at the conceptual stage and oversee a project from design through delivery. These capabilities are allowing us to prove our value to our customers and to win larger contracts for more sophisticated work.
Competitive Advantage - Value-Added Services Extensive package of manufacturing services Program management Direct link with customer Design for manufacturability and testability Product redesign for cost reduction Product design partners

One example is LaBarge’s involvement on The Boeing Company’s MD-10 freighter conversion program. This program reengineers DC-10 passenger airplanes into transport planes for FedEx Corporation. LaBarge became involved on the program in 2001 after winning a $12 million contract to build electrical power center units for the planes. In fiscal 2003, we won another $12 million contract to expand our involvement by producing virtually all of the upgraded wiring harnesses and cable assemblies that snake throughout each plane’s fuselage, wings, engines and landing gear. For each refurbished plane, LaBarge transforms approximately 200,000 feet of wire into 250 different cables and harnesses that are ready for installation.
Turnkey Manufacturing: MD-10 Conversion Program Freighter conversion program with Boeing Involvement expanded from electrical power centers to all wiring harnesses and cable assemblies

Also key to LaBarge’s growth goals are the initiatives we have put in place to improve productivity. Our commitment to reducing costs and improving manufacturing initiatives is making LaBarge more competitive.
Productivity Improvement Initiatives Our commitment to reducing costs and improving manufacturing initiatives is making us more competitive.

One of the most important productivity initiatives underway at LaBarge is the utilization of lean manufacturing methodologies. Lean is a principle designed to increase productivity by focusing resources only on those processes that create value for our customer. Although a lean implementation is never complete, we are realizing significant gains including:

•Faster cycle time,

•Increased capacity,

•Increased productivity, and

•Reduced operating costs
Improved Productivity in Manufacturing Lean methodologies: focuses resources on eliminating non-value-added activities Faster cycle time Increased capacity Increased productivity Reduced operating costs

Another key initiative currently underway involves our supply chain methodologies and the way in which LaBarge purchases and manages its manufacturing material, and works with its suppliers. We are currently adding a more centralized structure to our supply chain practices, eliminating redundancies throughout the organization and integrating new technological tools to streamline our processes. These steps are designed to increase LaBarge’s purchasing power in the marketplace, reduce costs and improve turnaround time to customers when quoting new business opportunities.
Enhanced Supply Chain Practices Supply chain management: focuses resources on streamlining how we source and purchase manufacturing materials Centralizing processes, reducing redundancies Leveraging purchasing power Improving bid turnaround time

Our productivity initiatives are already producing results. One measurement is gross margin. LaBarge’s gross margin historically runs in the 20 to 23 percent range. In the fiscal 2004 first quarter, gross margin came in at the high end of that range. It’s important to note, however, that we don’t expect to see ongoing dramatic improvement in our gross margin over the long term. Rather, we expect future gains in productivity will allow us to stay competitive in an increasingly competitive industry.
GROSS MARGIN (as a percentage of sales) 2000 2001 2002 2003 0.225 0.208 0.195 0.203 23% in the fiscal 2004 first quarter

Central to LaBarge’s ability to enhance its manufacturing capabilities, integrate new technologies and implement innovative manufacturing methodologies is the company’s strong financial condition. LaBarge’s excellent financial health provides the resources for future growth.
Financial Strength Our excellent financial health provides the resources for future growth.

At fiscal 2003 year end, LaBarge’s total debt was at its lowest level in seven years at just over $7 million and stockholders equity had climbed to nearly $36 million. These numbers showed additional improvement during the fiscal 2004 first quarter. Our debt-to-equity ratio is very favorable at just .18 to 1.
Healthy Balance Sheet At the end of the fiscal 2004 first quarter: Total debt = $7 million Stockholders' equity = $37.2 million

This healthy financial condition gives LaBarge the wherewithal to make investments in the business. We have invested nearly $9 million in capital improvements over the last four years in manufacturing and test equipment, and facility upgrades.

And, as I mentioned earlier, our strong financial resources also provide a platform for the company to supplement its internal growth through strategic acquisitions.
Investing in the Business $9 million investment in four years Manufacturing and test equipment Facility upgrades Facility upgrades Facility upgrades Facility upgrades Facility upgrades Facility upgrades Facility upgrades

I would also like to note that we are pleased that LaBarge’s common stock has improved along with the company’s performance. The price of the stock has been gradually increasing since early May and closed yesterday at $6.05 per share, about double the price a year ago.

The strides we are making toward the growth of LaBarge are designed to create value for our stockholders over the long-term and we are delighted that we are beginning to realize that goal.
CREATING SHAREHOLDER VALUE

As we look to the future, we are optimistic. We know we still face challenges in the midst of a slowly improving economy. Near-term, we anticipate sales and earnings in our second fiscal quarter, which ends December 28, to be comparable to first-quarter levels and compare favorably to the same period last year. We expect a solid second half will allow our fiscal 2004 full-year sales and earnings to be well in excess of fiscal 2003 levels.
Outlook Challenges from economic uncertainty Strong first quarter Expect second quarter to be comparable to first quarter Backlog supports solid earnings performance in future quarters

Harnessing Change 2003 ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 19, 2003